Investor Relations Contact: Lindsey Crabbe l.crabbe@benefitstreetpartners.com (214) 874-2339

Franklin BSP Realty Trust, Inc. Announces First Quarter 2025 Results
New York City, NY – April 28, 2025 – Franklin BSP Realty Trust, Inc. (NYSE: FBRT) (“FBRT” or the “Company”) today announced financial results for the quarter ended March 31, 2025.
Reported GAAP net income of $23.7 million for the three months ended March 31, 2025, compared to $30.2 million for the three months ended December 31, 2024. Reported diluted earnings per share ("EPS") to common stockholders of $0.20 for the three months ended March 31, 2025, compared to $0.29 for the three months ended December 31, 2024.
Reported Distributable Earnings (a non-GAAP financial measure) of $(6.2) million, or $(0.12) per diluted common share on a fully converted basis(1), for the three months ended March 31, 2025, compared to $31.2 million, or $0.30 per diluted common share on a fully converted basis(1), for the three months ended December 31, 2024, respectively.
First Quarter 2025 Summary
•Core portfolio principal balance as of March 31, 2025 of $4.8 billion:
◦Portfolio consisted of 152 loans with an average loan size of $31.6 million
◦99.0% of the Company's portfolio is in senior mortgage loans and approximately 89.3% is floating rate loans
◦71.3% of the portfolio is collateralized by multifamily properties and only 2.9% is collateralized by office properties
•Closed $341.0 million of new loan commitments at a weighted average spread of 325 basis points
•Funded $320.8 million of principal balance including future funding on existing loans and received loan repayments of $353.4 million
•Total liquidity of $912.8 million, which includes $215.4 million in cash and cash equivalents
•Produced GAAP and Distributable Earnings ROE (a non-GAAP financial measure) of 5.7% and (3.3)%, respectively
•Declared a common stock cash dividend of $0.355, representing an annualized 9.5% yield on book value
•Book value of $14.95 per diluted common share on a fully converted basis(1)
•Entered into a definitive agreement to acquire NewPoint Holdings JV LLC (“NewPoint”), a privately held commercial real estate finance company headquartered in Plano, Texas
Michael Comparato, President of FBRT, said, “Periods of enhanced market volatility often present unique opportunities. We have consistently been open for business and continue to make steady progress on recycling our legacy portfolio."
Portfolio and Investment Activity
Core portfolio: For the quarter ended March 31, 2025, the Company closed $341.0 million of new loan commitments, funded $320.8 million of principal balance on new and existing loans, and received loan repayments of $353.4 million. As of March 31, 2025, the Company had six loans on its watch list, one of which was risk rated a five and five of which were risk rated a four.
Conduit: For the quarter ended March 31, 2025, the Company originated $24.2 million of fixed rate conduit loans and sold $106.4 million of conduit loans for a gain of $5.0 million, gross of related derivatives.
Real estate owned: The Company ended the quarter with twelve foreclosure real estate owned positions totaling $270.8 million, one investment real estate owned position of $121.7 million and one equity investment position of $13.4 million.

1 Fully converted per share information in this press release assumes applicable conversion of our series of outstanding convertible preferred stock into common stock and the vesting of our outstanding equity compensation awards.

Allowance for credit losses: The Company recognized a benefit for credit losses of $1.9 million, comprised of a $0.3 million specific allowance benefit and a $1.6 million general allowance benefit. In addition, the Company recognized $38.6 million of allowance charges within the first quarter's distributable earnings, which relate to allowances taken on office properties prior to foreclosure. These charges have already been recognized in GAAP earnings in previous quarters.
Book Value
As of March 31, 2025, book value was $14.95 per diluted common share on a fully converted basis(1).
Share Repurchase Program
As of April 23, 2025, $31.1 million remains available under the $65.0 million share repurchase program, which extends through December 31, 2025.
Subsequent Events
Investment Activity: On April 1, 2025 we obtained, through foreclosure, a multifamily property located in Texas with an amortized cost basis of $36.8 million as of March 31, 2025.
Distributable Earnings and Distributable Earnings to Common
Distributable Earnings is a non-GAAP measure, which the Company defines as GAAP net income (loss), adjusted for (i) non-cash CLO amortization acceleration and amortization over the expected useful life of the Company's CLOs, (ii) unrealized gains and losses on loans and derivatives, including CECL reserves and impairments, net of realized gains and losses, as described further below, (iii) non-cash equity compensation expense, (iv) depreciation and amortization, (v) subordinated performance fee accruals/(reversal), (vi) realized gains and losses on debt extinguishment and CLO calls, and (vii) certain other non-cash items. Further, Distributable Earnings to Common, a non-GAAP measure, presents Distributable Earnings net of (x) perpetual preferred stock dividend payments and (y) non-controlling interests in joint ventures.
As noted above, we exclude unrealized gains and losses on loans and other investments, including CECL reserves and impairments, from our calculation of Distributable Earnings and include realized gains and losses. The nature of these adjustments is described more fully in the footnotes to our reconciliation tables. GAAP loan loss reserves and any property impairment losses have been excluded from Distributable Earnings consistent with other unrealized losses pursuant to our existing definition of Distributable Earnings. We expect to only recognize such potential credit or property impairment losses in Distributable Earnings if and when such amounts are deemed nonrecoverable upon a realization event. This is generally at the time a loan is repaid, or in the case of a foreclosure or other property, when the underlying asset is sold. Amounts may also be deemed non-recoverable if, in our determination, it is nearly certain the carrying amounts will not be collected or realized. The realized loss amount reflected in Distributable Earnings will generally equal the difference between the cash received and the Distributable Earnings basis of the asset. The timing of any such loss realization in our Distributable Earnings may differ materially from the timing of the corresponding loss reserves, charge-offs or impairments in our consolidated financial statements prepared in accordance with GAAP.
The Company believes that Distributable Earnings and Distributable Earnings to Common provide meaningful information to consider in addition to the disclosed GAAP results. The Company believes Distributable Earnings and Distributable Earnings to Common are useful financial metrics for existing and potential future holders of its common stock as historically, over time, Distributable Earnings to Common has been an indicator of common dividends per share. As a REIT, the Company generally must distribute annually at least 90% of its taxable income, subject to certain adjustments, and therefore believes dividends are one of the principal reasons stockholders may invest in its common stock. Further, Distributable Earnings to Common helps investors evaluate performance excluding the effects of certain transactions and GAAP adjustments that the Company does not believe are necessarily indicative of current loan portfolio performance and the Company's operations and is one of the performance metrics the Company's board of directors considers when dividends are declared.
Distributable Earnings and Distributable Earnings to Common do not represent net income (loss) and should not be considered as an alternative to GAAP net income (loss). The methodology for calculating Distributable Earnings and Distributable Earnings to Common may differ from the methodologies employed by other companies and thus may not be comparable to the Distributable Earnings reported by other companies.
Please refer to the financial statements and reconciliation of GAAP Net Income to Distributable Earnings and Distributable Earnings to Common included at the end of this release for further information.

1 Fully converted per share information in this press release assumes applicable conversion of our series of outstanding convertible preferred stock into common stock and the vesting of our outstanding equity compensation awards.

Supplemental Information
The Company published a supplemental earnings presentation for the quarter ended March 31, 2025 on its website to provide additional disclosure and financial information. These materials can be found on the Company’s website at http://www.fbrtreit.com under the Presentations tab.
Conference Call and Webcast
The Company will host a conference call and live audio webcast to discuss its financial results on Tuesday, April 29, 2025 at 9:00 a.m. ET. Participants are encouraged to pre-register for the call and webcast at https://dpregister.com/sreg/10198253/fed0d82a37. If you are unable to pre-register, the conference call may be accessed by dialing (844) 701-1166 (Domestic) or (412) 317-5795 (International). Ask to join the Franklin BSP Realty Trust conference call. Participants should call in at least five minutes prior to the start of the call.
The call will also be accessible via live webcast at https://ccmediaframe.com?id=r746ANJ0. Please allow extra time prior to the call to download and install audio software, if needed. A slide presentation containing supplemental information may also be accessed through the Company’s website in advance of the call.
An audio replay of the live broadcast will be available approximately one hour after the end of the conference call on FBRT’s website. The replay will be available for 90 days on the Company’s website.
About Franklin BSP Realty Trust, Inc.
Franklin BSP Realty Trust, Inc. (NYSE: FBRT) is a real estate investment trust that originates, acquires and manages a diversified portfolio of commercial real estate debt secured by properties located in the United States. As of March 31, 2025, FBRT had approximately $5.7 billion of assets. FBRT is externally managed by Benefit Street Partners L.L.C., a wholly owned subsidiary of Franklin Resources, Inc. For further information, please visit www.fbrtreit.com.
Forward-Looking Statements
Certain statements included in this press release are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.
The Company's forward-looking statements are subject to various risks and uncertainties. Factors that could cause actual outcomes to differ materially from our forward-looking statements include macroeconomic factors in the United States including inflation, tariffs, changing interest rates and economic contraction, the extent of any recoveries on delinquent loans, the financial stability of our borrowers and the other, risks and important factors contained and identified in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and its subsequent filings with the SEC, any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof.

FRANKLIN BSP REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data) (Unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$215,368	$184,443
Restricted cash	8,736	12,421
Commercial mortgage loans, held for investment, net of allowance for credit losses of $46,604 and $78,083 as of March 31, 2025 and December 31, 2024, respectively(1)	4,739,876	4,908,667
Commercial mortgage loans, held for sale, measured at fair value(2)	4,992	87,270
Real estate securities, available for sale, measured at fair value, amortized cost of $167,511 and $202,894 as of March 31, 2025 and December 31, 2024, respectively(3)	167,192	202,973
Receivable for loan repayment(4)	54,297	157,582
Accrued interest receivable	36,834	42,225
Prepaid expenses and other assets	18,358	17,526
Intangible lease asset, net of amortization	39,114	39,834
Real estate owned, net of depreciation	112,499	113,160
Real estate owned, held for sale	243,390	222,890
Equity method investment	13,395	13,395
Total assets	$5,654,051	$6,002,386
LIABILITIES AND STOCKHOLDERS' EQUITY
Collateralized loan obligations	$3,226,710	$3,628,270
Repurchase agreements and revolving credit facilities - commercial mortgage loans	429,314	329,811
Repurchase agreements - real estate securities	206,164	236,608
Mortgage note payable	23,998	23,998
Other financings	12,865	12,865
Unsecured debt	81,420	81,395
Derivative instruments, measured at fair value	88	713
Interest payable	11,386	12,844
Distributions payable	36,444	36,237
Accounts payable and accrued expenses	17,567	14,443
Due to affiliates	12,156	14,106
Intangible lease liability, held for sale	880	1,291
Total liabilities	$4,058,992	$4,392,581
Commitments and Contingencies
Redeemable convertible preferred stock:
Redeemable convertible preferred stock Series H, $0.01 par value, 20,000 authorized and 17,950 issued and outstanding as of March 31, 2025 and December 31, 2024	$89,748	$89,748
Total redeemable convertible preferred stock	$89,748	$89,748
Equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized, 7.5% Cumulative Redeemable Preferred Stock, Series E, 10,329,039 shares issued and outstanding as of March 31, 2025 and December 31, 2024	$258,742	$258,742
Common stock, $0.01 par value, 900,000,000 shares authorized, 82,870,769 and 83,066,789 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	822	818
Additional paid-in capital	1,600,846	1,600,997
Accumulated other comprehensive income/(loss)	(318)	79
Accumulated deficit	(360,456)	(348,074)
Total stockholders' equity	$1,499,636	$1,512,562
Non-controlling interest		7,495
Total equity	$1,505,311	$1,520,057
Total liabilities, redeemable convertible preferred stock and equity	$5,654,051	$6,002,386

______________________________________________________________________

(1) Includes pledged assets of $429.3 million and $268.7 million as of March 31, 2025 and December 31, 2024, respectively.
(2) There were no pledged assets of March 31, 2025 and $61.1 million pledged assets as of December 31, 2024.
(3) Includes pledged assets of $167.2 million and $180.7 million as of March 31, 2025 and December 31, 2024, respectively.
(4) Includes $54.0 million and $157.0 million of cash held by servicer related to the CLOs as of March 31, 2025 and December 31, 2024, respectively.

FRANKLIN BSP REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data) (Unaudited)

	Three Months Ended March 31,
	2025	2024
Income
Interest income	$113,908	$130,558
Less: Interest expense	70,593	81,318
Net interest income	43,315	49,240
Revenue from real estate owned	6,797	4,712
Total income	$50,112	$53,952
Expenses
Asset management and subordinated performance fee	$6,555	$7,865
Acquisition expenses	299	238
Administrative services expenses	3,348	2,860
Professional fees	6,576	4,084
Share-based compensation	2,246	1,799
Depreciation and amortization	1,380	1,417
Other expenses	9,936	2,363
Total expenses	$30,340	$20,626
Other income/(loss)
(Provision)/benefit for credit losses	$1,898	$(2,880)
Realized gain/(loss) on real estate securities, available for sale	—	88
Realized gain/(loss) on sale of commercial mortgage loans, held for sale, measured at fair value	5,039	5,513
Unrealized gain/(loss) on commercial mortgage loans, held for sale, measured at fair value	—	457
Gain/(loss) on other real estate investments	(2,232)	6
Unrealized gain/(loss) on derivatives	(1,056)	(138)
Realized gain/(loss) on derivatives	938	290
Total other income/(loss)	$4,587	$3,336
Income/(loss) before taxes	24,359	36,662
(Provision)/benefit for income tax	(654)	(835)
Net income/(loss)	$23,705	$35,827
Net (income)/loss attributable to non-controlling interest	353	93
Net income/(loss) attributable to Franklin BSP Realty Trust, Inc.	$24,058	$35,920
Less: Preferred stock dividends	6,748	6,748
Net income/(loss) applicable to common stock	$17,310	$29,172

Basic earnings per share	$0.20	$0.35
Diluted earnings per share	$0.20	$0.35
Basic weighted average shares outstanding	82,053,686	81,994,096
Diluted weighted average shares outstanding	82,053,686	81,994,096

FRANKLIN BSP REALTY TRUST, INC.
RECONCILIATION OF GAAP NET INCOME TO DISTRIBUTABLE EARNINGS
(In thousands, except share and per share data)
(Unaudited)
The following table provides a reconciliation of GAAP net income to Distributable Earnings and Distributable Earnings to Common as of the three months ended March 31, 2025 and 2024 (amounts in thousands, except share and per share data):

	Three Months Ended March 31,
	2025	2024
GAAP Net Income (Loss)	$23,705	$35,827
Adjustments:
Unrealized (gain)/loss on financial instruments(1)	3,288	(325)
Subordinated performance fee(2)	251	(554)
Non-cash compensation expense	2,246	1,799
Depreciation and amortization	1,380	1,417
Transaction-related and non-recurring items(3)	2,974	—
(Reversal of)/provision for credit losses	(1,898)	2,880
Distributable Earnings before realized loss	$31,946	$41,044
Realized gain/(loss) adjustment on loans and REO(4)	(38,180)	—
Distributable Earnings	$(6,234)	$41,044
7.5% series E cumulative redeemable preferred stock dividend	(4,842)	(4,842)
Non-controlling interests in joint ventures net (income) / loss	353	93
Non-controlling interests in joint ventures adjusted net (income) / loss DE adjustments	(350)	(276)
Distributable Earnings to Common	$(11,073)	$36,019
Average common stock & common stock equivalents(5)	1,338,913	1,389,912
GAAP net income/(loss) ROE	5.7%	8.9%
Distributable earnings ROE	(3.3)%	10.4%
GAAP net income/(loss) per share, diluted	$0.20	$0.35
GAAP net income/(loss) per share, fully converted(6)	$0.22	$0.35
Distributable earnings per share, fully converted(6)	$(0.12)	$0.41
Distributable earnings per share before realized loss, fully converted(6)	$0.31	$0.41
________________________
(1) Represents unrealized gains and losses on (i) commercial mortgage loans, held for sale, measured at fair value, (ii) other real estate investments, measured at fair value and (iii) derivatives.
(2) Represents accrued and unpaid subordinated performance fee. In addition, reversal of subordinated performance fee represents cash payment obligations in the quarter.
(3) Represents transaction-related and non-recurring costs associated with the acquisition of NewPoint Holdings JV LLC
(4) Represents amounts deemed nonrecoverable upon a realization event, which is generally at the time a loan is repaid, or in the case of a foreclosure or other property, when the underlying asset is sold. Amounts may also be deemed non-recoverable if, in our determination, it is nearly certain the carrying amounts will not be collected or realized upon sale. Amount may be different than the GAAP basis. As of March 31, 2025, the Company has $0 million of GAAP loss adjustments that would run through distributable earnings if and when cash losses are realized.
(5) Represents the average of all classes of equity except the Series E Preferred Stock.
(6) Fully Converted assumes conversion of our series of convertible preferred stock and full vesting of our outstanding equity compensation awards.